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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-46699), the Registration Statement on Form S-3 (File No. 333-48555), the Registration Statement on Form S-3 (File No. 333-52879) and the Registration Statement on Form S-8 (File No. 333-69625) of American Industrial Properties REIT of our report dated February 2, 2001 with respect to the consolidated financial statements of American Industrial Properties REIT as of December 31, 2000 and for the year then ended included in this Annual Report on Form 10-K for the year ended December 31, 2000.



                                                  /s/ Ernst & Young LLP


Dallas, Texas
March 29, 2001